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Exhibit 5
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                                  May 14, 1998

Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

     RE: The Eastwind Group, Inc. - Registration Statement on Form S-3
         -------------------------------------------------------------

Dear Sir or Madam:

     Reference is made to a Registration Statement on Form S-3 of the Eastwind Group, Inc. (the "Company") which is being filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Registration Statement.

     The Registration Statement covers 996,000 shares of Common Stock, $.10 par value per share, of the Company ("Shares"), 796,000 of which may be sold by certain stockholders of the Company as identified in the Registration Statement, and up to 200,000 of which may be issued by the Company upon exercise of an outstanding warrant (the "Warrant").

     We have examined the Registration Statement, including the exhibits thereto, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated By-laws, the Warrant, and such other documents as we have deemed appropriate. In the foregoing examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals. For purposes hereof, we have assumed that the Shares have been fully paid for by the Selling Stockholders in accordance with their respective agreements with the Company, and the Shares have been issued to the Selling Stockholders by the Company.

     Based on the foregoing and assuming that the authorized number of shares of Common Stock is not exceeded by the issuance of shares pursuant to exercises of the Warrant, we are of the opinion that the Shares, when sold, and with respect
to the Shares underlying   the Warrant, when issued and paid for in accordance
with the terms of, and upon exercise of the Warrant, will be validly issued , fully paid and non-assessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm included in the Prospectus.

                                                Sincerely,



                                                LURIO & ASSOCIATES, P.C.